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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Missi

Item 7.01.  Regulation FD Disclosure.

On October 2, 2012, Capitol Bancorp Ltd. (the "Corporation") entered into a securities purchase agreement (the "Securities Purchase Agreement") with VS CB Stock Acquisition, LLC ("VS CB").  Pursuant to the Securities Purchase Agreement, VS CB has agreed to purchase $35 million of the Corporation's Class B common stock and $15 million of the Corporation's Series A preferred stock, in each case contingent on the Corporation's emergence from bankruptcy and subject to the terms and conditions contained in the Securities Purchase Agreement.
Additionally, on October 2, 2012, the Corporation entered into an asset purchase agreement (the "Asset Purchase Agreement") with VS CB Asset Acquisition, LLC ("VS AA").  Pursuant to the Asset Purchase Agreement, which is also contingent on emergence from bankruptcy and subject to the terms and conditions contained in the Asset Purchase Agreement, the Corporation has agreed to sell to VS AA certain nonperforming commercial and residential mortgage loans with an aggregate unpaid principal balance of approximately $207 million.  The assets to be sold represent substantially all of the nonperforming loans of the Corporation's affiliate banks.
On October 2, 2012, the Corporation issued a press release announcing the sales of its securities and nonperforming assets.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this announcement contain forward-looking statements that are based on management's expectations, estimates, projections and assumptions. Words such as "expects," "anticipates," "plans," "believes," "scheduled," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, but not limited to the completion of Capitol's announced restructuring and planned operation of its business, including the outcome and impact on its business of any resulting proceedings with respect to the joint plan of reorganization. A more extensive discussion of the risk factors that could impact Capitol's overall business and financial performance can be found in reports previously filed by Capitol with the Securities and Exchange Commission.

All forward-looking statements speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to the company or any person acting on the Corporation's behalf are qualified by the cautionary statements in this press release. The Corporation does not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued by Capitol Bancorp Ltd. on October 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2012	CAPITOL BANCORP LTD. (Registrant) By: /s/ Cristin K. Reid Name: Cristin K. Reid Title: Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release issued by Capitol Bancorp Ltd. on October 2, 2012